As filed with the Securities and Exchange Commission on January 7, 2008.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Alliant Techsystems Inc.
(Exact name of registrant as specified in its charter)

Delaware	41-1672694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5050 Lincoln Drive Edina, Minnesota	55436-1097
(Address of principal executive offices)	(Zip Code)

Alliant Techsystems Inc. 401(k) Plan (Full title of the plan)

Keith D. Ross Senior Vice President, General Counsel and Secretary Alliant Techsystems Inc. 5050 Lincoln Drive Edina, Minnesota 55436-1097 (Name and address of agent for service)

(952) 351-3000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $.01 par value	3,000,000	$112.36	$337,080,000	$13,247.25

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan named herein.

(2) Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c), based upon the average of the high and low sale prices of the Common Stock as reported on the New York Stock Exchange on January 3, 2008.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by Alliant Techsystems Inc. (“ATK”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)	ATK’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007;

(b)

The Annual Report on Form 11-K for the plan year ended December 31, 2006 for each of the Alliant Techsystems Inc. 401(k) Plan and the Alliant Techsystems Inc. 401(k) Plan Subject to Collective Bargaining (effective December 31, 2006, the Alliant Techsystems Inc. 401(k) Plan Subject to Collective Bargaining was merged into the Alliant Techsystems Inc. 401(k) Plan);

(c)	ATK’s Quarterly Reports on Form 10-Q for the quarters ended July 1, 2007 and September 30, 2007;

(d)	ATK’s Current Reports on Form 8-K dated July 31, 2007, September 6, 2007 (as amended on Form 8-K/A filed September 13, 2007), September 17, 2007 and October 29, 2007; and

(e)

the description of ATK’s common stock, together with Preferred Stock Purchase Rights, contained in any registration statement or report filed by ATK under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by ATK pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                Not applicable.

Item 6.  Indemnification of Directors and Officers.

                Section 145 of the Delaware General Corporation Law, as amended, provides that, under certain circumstances and subject to certain conditions and limitations as stated therein, ATK may indemnify the officers and directors of ATK against all expenses and liabilities incurred by or imposed upon them as a result of suits or other actions brought against them as such officers and directors if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of ATK, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

                Article VIII of ATK’s Bylaws provides, among other things, that ATK shall, under certain circumstances and subject to certain conditions and limitations as stated therein, indemnify any current or former director, officer, employee or agent of ATK for expenses (including attorneys’ fees), judgments, fines, excise taxes assessed with respect to an employee benefit plan, and settlements actually and reasonably incurred by such person for any action, suit or proceeding to which such person is made a party by reason of such person’s position with ATK or while acting as an agent on behalf of ATK if, in connection with such action, suit or proceeding, such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of ATK, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person’s conduct was unlawful.  Such rights of indemnification are not deemed exclusive of any other right available to the individual under any policy of insurance, agreement, statute or otherwise.

                ATK also maintains directors’ and officers’ liability insurance and corporate reimbursement policies insuring directors and officers against loss arising from claims made arising out of the performance of their duties.  In addition, ATK has indemnification agreements with each of its directors and officers that, among other things, require ATK to indemnify such individuals to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description of Exhibit (and document from which incorporated by reference, if applicable)

4.1.1

Restated Certificate of Incorporation of the Registrant, effective July 20, 1990, including Certificate of Correction effective September 21, 1990 (Exhibit 3.1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 10, 2001, File No. 333-67316 (the “Form S-4”)).

4.1.2	Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant, effective September 28, 1990 (Exhibit 3.2 to the Form S-4).

4.1.3	Certificate of Amendment of Restated Certificate of Incorporation, effective August 8, 2001 (Exhibit 3.3 to the Form S-4).

4.1.4	Certificate of Amendment of Restated Certificate of Incorporation, effective August 7, 2002 (Exhibit 3(i).4 to Form 10-Q for the quarter ended June 29, 2003).

4.2	Bylaws of the Registrant, as Amended and Restated Effective August 1, 2006 (Exhibit 3.1 to Form 8-K dated August 1, 2006).

4.3	Form of Certificate for common stock, par value $.01 per share (Exhibit 4.1 to the Form 10-K for the year ended March 31, 2005).

4.4	Rights Agreement, dated as of May 7, 2002, by and between the Registrant and LaSalle Bank National Association, as rights agent (Exhibit 4.1 to the Form 8-A filed on May 14, 2002).

4.5.1	Call Option Agreement, dated as of September 6, 2006, between the Registrant and Bank of America, N.A. (Exhibit 4.3.1 to the Form 10-K for the year ended March 31, 2007 (the “Fiscal 2007 Form 10-K”)).

4.5.2	Warrant Agreement, dated as of September 6, 2006, between the Registrant and Bank of America, N.A. (Exhibit 4.3.2 to the Fiscal 2007 Form 10-K).

4.6.1

Indenture, dated as of September 12, 2006, among the Registrant, as Issuer, the Subsidiary Guarantors identified in the Indenture (the “Subsidiary Guarantors”) and The Bank of New York Trust Company, N.A., as Trustee, relating to 2.75% Convertible Senior Subordinated Notes due 2011 (including form of Convertible Senior Subordinated Note) (Exhibit 4.1 to Form 8-K dated September 6, 2006).

4.6.2

Registration Rights Agreement, dated as of September 12, 2006, among the Registrant, the Subsidiary Guarantors and Banc of America Securities LLC, as Representative of the Initial Purchasers under the Purchase Agreement (Exhibit 4.2 to Form 8-K dated September 6, 2006).

4.7.1

Indenture, dated as of March 15, 2006, between the Registrant and The Bank of New York Trust Company, N.A., as trustee, relating to 6.75% Senior Subordinated Notes due 2016 (Exhibit 4.9 to the Registration Statement on Form S-3ASR dated March 2, 2006).

4.7.2

First Supplemental Indenture, dated as of March 15, 2006, among the Registrant, its subsidiaries and the Bank of New York Trust Company, N.A., 6.75% Senior Subordinated Notes due 2016 (Exhibit 4.12 to Form 8-K dated March 16, 2006).

4.7.3	Global Security representing the 6.75% Senior Subordinated Notes due 2016, dated March 15, 2006 (Exhibit 4.13 to Form 8-K dated March 16, 2006).

4.8.1

Indenture dated as of August 13, 2004 among the Registrant, as Issuer, the Subsidiary Guarantors identified in the Indenture and BNY Midwest Trust Company, as Trustee, relating to 3.00% Convertible Senior Subordinated Notes due 2024 (Exhibit 4.1 to Form 10-Q for the quarter ended October 3, 2004).

4.8.2

First Supplemental Indenture dated as of October 26, 2004 to Indenture, dated as of August 13, 2004 among the Registrant, as Issuer, Subsidiary Guarantors identified in the Indenture and BNY Midwest Trust Company, as

Trustee (Exhibit 4.2 to Form 10-Q for the quarter ended October 3, 2004).

4.9.1

Indenture, dated as of February 19, 2004, among the Registrant and BNY Midwest Trust Company, an Illinois trust company, as trustee, 2.75% Convertible Senior Subordinated Notes due 2024 (Exhibit 4.5 to the Form 10-K for the year ended March 31, 2004).

4.9.2

First Supplemental Indenture dated as of October 26, 2004 to Indenture, dated as of February 19, 2004 among Alliant Techsystems, Inc., as Issuer, Subsidiary Guarantors identified in the Indenture and BNY Midwest Trust Company, as Trustee (Exhibit 4.3 to Form 10-Q for the quarter ended October 3, 2004).

5

Determination Letter from the Internal Revenue Service (“IRS”) with respect to qualification of the Alliant Techsystems Inc. 401(k) Plan under Section 401 of the Internal Revenue Code of 1986, as amended. The Registrant hereby undertakes to submit any amendments to the Plan to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

23	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney.

Item 9.  Undertakings.

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                                (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on January 7, 2008.

ALLIANT TECHSYSTEMS INC.

By:	/s/ KEITH D. ROSS
Keith D. Ross
Senior Vice President, General
Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 7, 2008.

Signature	Title

*	Chairman of the Board, President and
Daniel J. Murphy	Chief Executive Officer
(principal executive officer and a Director)

/s/ JOHN L. SHROYER	Senior Vice President and Chief Financial Officer
John L. Shroyer	(principal financial and principal accounting officer)

*	Director
Frances D. Cook

*	Director
Martin C. Faga

*	Director
Ronald R. Fogleman

*	Director
Cynthia L. Lesher

*	Director
Douglas L. Maine

*	Director
Roman Martinez IV

Director
Mark H. Ronald

*	Director
Michael T. Smith

*	Director
William G. Van Dyke

*By:	/s/ KEITH D. ROSS
Keith D. Ross
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on January 7, 2008.

ALLIANT TECHSYSTEMS INC. 401(K) PLAN

By:	Alliant Techsystems Inc., the Plan Administrator

By:	/s/ JOHN L. SHROYER
John L. Shroyer
Senior Vice President and Chief Financial
Officer

ALLIANT TECHSYSTEMS INC.

FORM S-8 REGISTRATION STATEMENT

EXHIBIT INDEX

Exhibit Number	Description of Exhibit (and document from which incorporated by reference, if applicable)

4.1.1

Restated Certificate of Incorporation of the Registrant, effective July 20, 1990, including Certificate of Correction effective September 21, 1990 (Exhibit 3.1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 10, 2001, File No. 333-67316 (the “Form S-4”)).

4.1.2	Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant, effective September 28, 1990 (Exhibit 3.2 to the Form S-4).

4.1.3	Certificate of Amendment of Restated Certificate of Incorporation, effective August 8, 2001 (Exhibit 3.3 to the Form S-4).

4.1.4	Certificate of Amendment of Restated Certificate of Incorporation, effective August 7, 2002 (Exhibit 3(i).4 to Form 10-Q for the quarter ended June 29, 2003).

4.2	Bylaws of the Registrant, as Amended and Restated Effective August 1, 2006 (Exhibit 3.1 to Form 8-K dated August 1, 2006).

4.3	Form of Certificate for common stock, par value $.01 per share (Exhibit 4.1 to the Form 10-K for the year ended March 31, 2005).

4.4	Rights Agreement, dated as of May 7, 2002, by and between the Registrant and LaSalle Bank National Association, as rights agent (Exhibit 4.1 to the Form 8-A filed on May 14, 2002).

4.5.1	Call Option Agreement, dated as of September 6, 2006, between the Registrant and Bank of America, N.A. (Exhibit 4.3.1 to the Form 10-K for the year ended March 31, 2007 (the “Fiscal 2007 Form 10-K”)).

4.5.2	Warrant Agreement, dated as of September 6, 2006, between the Registrant and Bank of America, N.A. (Exhibit 4.3.2 to the Fiscal 2007 Form 10-K).

4.6.1

Indenture, dated as of September 12, 2006, among the Registrant, as Issuer, the Subsidiary Guarantors identified in the Indenture (the “Subsidiary Guarantors”) and The Bank of New York Trust Company, N.A., as Trustee, relating to 2.75% Convertible Senior Subordinated Notes due 2011 (including form of Convertible Senior Subordinated Note) (Exhibit 4.1 to Form 8-K dated September 6, 2006).

4.6.2

Registration Rights Agreement, dated as of September 12, 2006, among the Registrant, the Subsidiary Guarantors and Banc of America Securities LLC, as Representative of the Initial Purchasers under the Purchase Agreement (Exhibit 4.2 to Form 8-K dated September 6, 2006).

4.7.1

Indenture, dated as of March 15, 2006, between the Registrant and The Bank of New York Trust Company, N.A., as trustee, relating to 6.75% Senior Subordinated Notes due 2016 (Exhibit 4.9 to the Registration Statement on Form S-3ASR dated March 2, 2006).

4.7.2

First Supplemental Indenture, dated as of March 15, 2006, among the Registrant, its subsidiaries and the Bank of New York Trust Company, N.A., 6.75% Senior Subordinated Notes due 2016 (Exhibit 4.12 to Form 8-K dated March 16, 2006).

4.7.3	Global Security representing the 6.75% Senior Subordinated Notes due 2016, dated March 15, 2006 (Exhibit 4.13 to Form 8-K dated March 16, 2006).

4.8.1

Indenture dated as of August 13, 2004 among the Registrant, as Issuer, the Subsidiary Guarantors identified in the Indenture and BNY Midwest Trust Company, as Trustee, relating to 3.00% Convertible Senior Subordinated Notes due 2024 (Exhibit 4.1 to Form 10-Q for the quarter ended October 3, 2004).

4.8.2

First Supplemental Indenture dated as of October 26, 2004 to Indenture, dated as of August 13, 2004 among the Registrant, as Issuer, Subsidiary Guarantors identified in the Indenture and BNY Midwest Trust Company, as Trustee (Exhibit 4.2 to Form 10-Q for the quarter ended October 3, 2004).

4.9.1

Indenture, dated as of February 19, 2004, among the Registrant and BNY Midwest Trust Company, an Illinois trust company, as trustee, 2.75% Convertible Senior Subordinated Notes due 2024 (Exhibit 4.5 to the Form 10-K for the year ended March 31, 2004).

4.9.2

First Supplemental Indenture dated as of October 26, 2004 to Indenture, dated as of February 19, 2004 among Alliant Techsystems, Inc., as Issuer, Subsidiary Guarantors identified in the Indenture and BNY Midwest Trust Company, as Trustee (Exhibit 4.3 to Form 10-Q for the quarter ended October 3, 2004).

5

Determination Letter from the Internal Revenue Service (“IRS”) with respect to qualification of the Alliant Techsystems Inc. 401(k) Plan under Section 401 of the Internal Revenue Code of 1986, as amended. The

Registrant hereby undertakes to submit any amendments to the Plan to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

23	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney.